UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2014

UV FLU TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53306	46-5559864
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 150 Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-5455

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On October 15, 2014, UV Flu Technologies (“UV Flu”) amended its Articles of Incorporation to increase its number of shares of authorized stock from 75,000,000 to 150,000,000. The Certificate of Amendment to the Articles of Incorporation is attached hereto at Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) By Written Consent, holders of a majority of shares of common stock of UV Flu approved the amendment to the Articles of Incorporation to increase the number of shares from 75,000,000 to 150,000,000. Holders of 37,998,910 shares of common stock out of the 73,439,909 shares issued and outstanding, or 51.74%, executed written consents to approve the amendment.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of UV Flu Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC

Date: October 16, 2014	By:	/s/ Michael S. Ross
	Name:	Michael S. Ross
	Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation